Exhibit 10(l)

LIQUIDITY ASSET PURCHASE AGREEMENT

among

THE PURCHASERS FROM TIME TO TIME PARTY HERETO,

THREE PILLARS FUNDING CORPORATION,

SUNTRUST BANK,

as Liquidity Agent,

and

SUNTRUST EQUITABLE SECURITIES CORPORATION,

as Administrator

Dated as of May 3, 2001

(Oxford Receivables Company)

TABLE OF CONTENTS

Page

1. Certain Defined Terms. *

2. Purchase of Percentage Interests. *

3. Register; Information Regarding Purchasers. *

4. Distribution of Payments. *

5. Representations and Warranties. *

6. The Liquidity Agent and the Administrator. *

7. Rights of the Company and the Administrator. *

8. Obligations of the Purchasers, Including Confidentiality. *

9. Assignability. *

10. Participations; Reductions in Facility Limit. *

11. Purchase Termination Date; Extension of Purchase Termination Date; Pool-Specific Liquidity Event. *

12. Miscellaneous. *

Exhibit A: Form of Assignment of Liquidity

Asset Purchase Commitment

Exhibit B: Form of Purchase Confirmation

Schedule 12(b) Notice Addresses

LIQUIDITY ASSET PURCHASE AGREEMENT

This Liquidity Asset Purchase Agreement (as amended, supplemented or otherwise modified from time to time, this "Agreement") is entered into as of May 3, 2001 among SUNTRUST BANK, a Georgia banking corporation (in its individual capacity, "SunTrust Bank"), and each of the parties who has executed as an "Assignee" an Assignment of Liquidity Asset Purchase Commitment in the form of Exhibit A hereto (each, an "Assignment") (SunTrust Bank and each such other party being referred to collectively as the "Purchasers" and individually as a "Purchaser"), SUNTRUST BANK, as agent for the Purchasers under this Agreement (in such capacity, together with its successors and permitted assigns in such capacity, the "Liquidity Agent"), THREE PILLARS FUNDING CORPORATION, a Delaware corporation (together with its successors and permitted assigns, the "Company"), and SUNTRUST EQUITABLE SECURITIES CORPORATION, a Tennessee corporation, as the administrator for the Company (in such capacity, together with its successors and permitted assigns in such capacity, the "Administrator").

PRELIMINARY STATEMENTS

(1) Reference is made to the Loan Agreement dated as of May 3, 2001 (as amended, restated, supplemented or otherwise modified from time to time in accordance with the provisions thereof and in effect, the "Loan Agreement"), among Oxford Receivables Company (the "Borrower"), Oxford Industries, Inc., as initial Servicer, the Company and the Administrator, a copy of which has been delivered to each Purchaser.

(2) The Company has made Loans to the Borrower, and may from time to time in the future increase or decrease the outstanding principal amount of such Loans. The Administrator may in the future determine from time to time to sell undivided interests in the Loans ("Percentage Interests") to the Purchasers. The Company may fund the Loans (and increases therein) by using proceeds of commercial paper notes (the "Notes") issued or to be issued by the Company or by borrowing funds or obtaining other extensions of credit from various banks and other financial institutions, or by selling Percentage Interests to the Purchasers.

(3) Each Purchaser, by becoming a party hereto, agrees to purchase from the Company Percentage Interests on the terms and conditions set forth in this Agreement (its "Purchase Commitment") when put to such Purchaser for sale by the Administrator.

NOW, THEREFORE, the parties agree as follows:

    Certain Defined Terms.
      As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

      "Administrator" has the meaning set forth in the preamble.

      "Agent-Related Person" has the meaning specified in Section 6(c).

      "Agreement" has the meaning set forth in the preamble.

      "Assignment" has the meaning set forth in the preamble.

      "Bankruptcy Code" means the United States Bankruptcy Reform Act of 1978 (11 U.S.C. Section 101, et seq.), as amended from time to time.

      "Borrower" has the meaning set forth in paragraph (1) of the Preliminary Statements.

      "Company" has the meaning set forth in the preamble.

      "Defaulted Borrowing Base" means, with respect to any purchase of a Percentage Interest hereunder, an amount equal to the aggregate Outstanding Balance of all Receivables, if any, which became Defaulted Receivables since the occurrence of the relevant Borrowing Base Deficit under Section 2(a)(3).

      "Downgrade Collateral Account" has the meaning set forth in Section 12(i)(ii).

      "Eligible Agent" means an Eligible Institution whose short-term debt is rated by each Relevant Rating Agency not lower than the respective current ratings assigned by the Relevant Rating Agencies to the Notes.

      "Eligible Assignee" means any Eligible Institution (i) whose short-term debt is rated by each Relevant Rating Agency not lower than the respective current ratings assigned by the Relevant Rating Agencies to the Notes or (ii) if a written statement is obtained by the Administrator from each of the Relevant Rating Agencies that the rating of the Notes will not be downgraded or withdrawn solely as a result of the assignment of rights and obligations under this Agreement to such Eligible Institution (notice of which shall be provided by the Administrator to the Placement Agents).

      "Eligible Institution" means a commercial bank having a combined capital and surplus of at least $250,000,000.

      "Face Amount" means, with respect to outstanding Notes or Voluntary Advance Loans, (i) the face amount of any such Notes issued on a discount basis, and (ii) the principal amount of, plus the amount of all interest accrued and to accrue thereon to the stated maturity date of, any such Notes issued on an interest-bearing basis or any such Voluntary Advance Loans.

      "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any body or entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including without limitation any court, and any Person owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

      "Indemnified Liabilities" has the meaning specified in Section 6(h).

      "Insolvency Proceeding" means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors of a Person, composition, marshalling of assets for creditors of a Person, or other similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in the case of each of clauses (a) and (b) undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

      "Liquidity Agent" has the meaning set forth in the preamble.

      "Liquidity Downgrade Draw" has the meaning set forth in Section 12(i)(ii).

      "Liquidity Funded Percentage" at any time means a percentage representing the portion of the Loans which has been sold to the Purchasers hereunder. Such percentage shall be calculated from time to time as provided in paragraph (6) of Section 2(a).

      "Liquidity Purchase Price" has the meaning set forth in Section 2(a).

      "Liquidity Tranche Percentage" means, in respect of any purchase of Percentage Interests on any day hereunder, a percentage representing the portion of the Loans so purchased by the Purchasers on such day hereunder. Such percentage shall be calculated as provided in paragraph (5) of Section 2(a).

      "Loan Agreement" has the meaning set forth in paragraph (1) of the Preliminary Statements.

      "Majority Purchasers" means at any time Purchasers whose Purchaser Percentages aggregate more than 50%.

      "Maximum Liquidity Purchase" means, with respect to each Purchaser, the maximum amount which such Purchaser is obligated to pay hereunder on account of the Liquidity Purchase Price of Percentage Interests, as set forth below its signature to this Agreement or in the Assignment pursuant to which it became a Purchaser, as such amount may be modified in connection with any subsequent Assignment pursuant to Section 9(b) or in connection with a change in the Facility Limit pursuant to Section 11 or in connection with a termination of such Purchaser's Purchase Commitment pursuant to Section 12(i).

      "Notes" has the meaning set forth in paragraph (2) of the Preliminary Statements.

      "Percentage Interest" has the meaning set forth in paragraph (2) of the Preliminary Statements.

      "Placement Agent" means at any time any Person who has agreed to act as a placement agent for the Notes pursuant to a commercial paper placement agreement which is in effect at such time.

      "Pool-Specific Liquidity Event" means the occurrence of a Significant Event described in Section 10.1.4 or 10.2.2 of the Loan Agreement.

      "Purchase Commitment" has the meaning set forth in paragraph (3) of the Preliminary Statements.

      "Purchase Termination Date" has the meaning set forth in Section 11.

      "Purchaser" has the meaning set forth in the preamble.

      "Purchaser Percentage" means, with respect to each Purchaser, the percentage representing such Purchaser's Maximum Liquidity Purchase divided by the aggregate Maximum Liquidity Purchases of all Purchasers, as set forth below such Purchaser's signature to this Agreement or in the Assignment pursuant to which it became a Purchaser, as such percentage may be modified in connection with any subsequent Assignment pursuant to Section 9(b) or reallocation pursuant to Section 11.

      "Rating Agencies" means, collectively, Fitch, Inc., Moody's Investors Service, Inc. and Standard & Poor's Ratings Services, and their respective successors that are nationally recognized rating agencies.

      "Register" has the meaning set forth in Section 3(a).

      "Relevant Rating Agencies" means, collectively, each of the Rating Agencies then rating any of the Notes at the request of the Company thereof or the Administrator; provided, however, that the determination at any time of the short-term credit ratings from the Relevant Rating Agencies of any Purchaser hereunder shall not include any such rating from any Rating Agency other than Moody's Investors Service, Inc. and Standard & Poor's Ratings Services if such other Rating Agency does not then rate the short-term debt of such Purchaser.

      "Unrecovered Liquidity Purchase Price" with respect to any Percentage Interest of any Purchaser, means the Liquidity Purchase Price initially paid by such Purchaser for such Percentage Interest less the amount of all payments from Collections received by such Purchaser for application to such Percentage Interest, or as otherwise reduced in accordance with the Loan Agreement and this Agreement.

      "Voluntary Advance Loan" means each advance made pursuant to the Voluntary Advance Agreement.

      "Withholding Tax" has the meaning set forth in Section 12(g).

      Unless otherwise defined herein, the terms defined in the Loan Agreement are used herein as therein defined.
      In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding."
    Purchase of Percentage Interests.
      (1) From time to time upon notice from the Liquidity Agent to each Purchaser, each of the Purchasers shall purchase from the Company, without recourse to the Company, on the terms and conditions herein set forth, in accordance with their respective Purchaser Percentages, Percentage Interests that the Administrator puts to such Purchaser for sale.

      (2) The Administrator shall provide notice of the sale to the Liquidity Agent no later than 12:45 P.M. (New York City time) on the Business Day of such sale and shall specify the date of such purchase, the Liquidity Purchase Prices and the calculation of the Percentage Interests in reasonable detail. The Liquidity Agent shall provide notice of the sale to all Purchasers no later than 1:30 P.M. (New York City time) on the Business Day of such sale, which notice shall be made by telephone calls to all Purchasers, confirmed in writing sent by facsimile on the same day, and shall specify the date of such purchase, the Liquidity Purchase Prices and the calculation of the Percentage Interests as provided by the Administrator. Such notice shall also specify the Interest Period and interest rate applicable to the portion of Loans being funded in connection with such purchase of Percentage Interests, which Interest Period and interest rate shall be determined in accordance with the Loan Agreement. Prior to 2:30 P.M. (New York City time) on the purchase date, each Purchaser shall pay to the Liquidity Agent for the account of the Company in immediately available funds in Dollars, by depositing to an account designated by the Liquidity Agent (and the Liquidity Agent shall transfer such funds to an account designated by the Company or the Administrator on its behalf, prior to 3:00 P.M. (New York City time) on the purchase date, to the extent necessary to pay maturing Notes or Voluntary Advance Loans on such purchase date), an amount (such Purchaser's "Liquidity Purchase Price") equal to such Purchaser's Purchaser Percentage of the aggregate Liquidity Purchase Price of such Percentage Interests, determined as set forth in the following paragraph.

      (3) The aggregate Liquidity Purchase Price of the Percentage Interests to be sold to the Purchasers on any date shall be an amount, determined by the Administrator, equal to the least of (i) the portion of Loans (and any accrued and unpaid interest thereon and interest to accrue during the current Interest Period) being funded in connection with such purchase, (ii) the largest amount that would not cause the aggregate Unrecovered Liquidity Purchase Price of all outstanding Percentage Interests to exceed the aggregate of the Maximum Liquidity Purchases of all the Purchasers and (iii) the following amount:

      AP x (L - D)

      Where:

      AP = The portion of the Loans being sold to the Purchasers, expressed as a percentage;

      L = The aggregate outstanding principal balance of the Loans, together with accrued and unpaid interest thereon and interest to accrue during the current Interest Period on that portion of the Loans funded or maintained by Notes or Voluntary Advance Loans; and

      D = (i) If no Borrowing Base Deficit exists as of the date of computation of the Liquidity Purchase Price, zero dollars ($0.00), or
      (ii) If a Borrowing Base Deficit exists as of the date of computation of the Liquidity Purchase Price, the amount, if any, by which (a) the Defaulted Borrowing Base exceeded (b) the product of the Reserve Percentage multiplied by the Outstanding Balance of the Receivables other than Defaulted Receivables as of the last day covered by the most recent Borrowing Base Certificate or Monthly Report delivered prior to the occurrence of such Borrowing Base Deficit.

      (4) Notwithstanding the foregoing provisions of this Section 2(a), a Purchaser shall not be obligated to make a purchase of a Percentage Interest:

          to the extent that, after giving effect to such purchase and the application of all amounts which are received by such Purchaser on or prior to the day of such purchase in respect of all Percentage Interests previously purchased by such Purchaser under this Agreement, the aggregate Unrecovered Liquidity Purchase Price of all Percentage Interests purchased by such Purchaser under this Agreement would exceed such Purchaser's Maximum Liquidity Purchase; or
          if, on the date of such purchase, any of the following events shall have occurred: the Company commences any Insolvency Proceeding with respect to itself; any involuntary Insolvency Proceeding is commenced or filed against the Company and continues undismissed for at least 30 days after commencement or filing; the Company admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or the Company acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business.

      (5) With respect to each purchase of Percentage Interests hereunder made on any date, the Liquidity Tranche Percentage shall equal the percentage equivalent of a fraction, (A) the numerator of which is the aggregate Liquidity Purchase Prices of the Percentage Interests purchased hereunder on such date, and (B) the denominator of which is the quantity "L-D", as described above in this Section 2(a), used to determine the Liquidity Purchase Price with respect to such purchase of Percentage Interests.

      (6) At any time, the Liquidity Funded Percentage shall equal the sum of the Liquidity Tranche Percentages with respect to all Percentage Interests then held by the Purchasers hereunder; provided, however, that (i) the Liquidity Funded Percentage shall not exceed 100%, and (ii) at any time when no Purchase hereunder has been made, or when the aggregate Unrecovered Liquidity Purchase Price of all Percentage Interests hereunder has been reduced to zero and all accrued interest thereon has been paid in full to the Purchasers, the Liquidity Funded Percentage shall be zero.

      The Percentage Interests sold to the Purchasers for sale at any one time pursuant to Section 2(a) may constitute all or a portion of the Loans. Each Percentage Interest purchased by a Purchaser shall include the right to receive (x) a portion of the principal and interest payments on the Loans made to the Company and (y) certain related payments, as more fully described in Sections 4(a) and 4(d). In no event shall the Purchasers be entitled to the proceeds of fundings pursuant to any letter of credit issued by SunTrust Bank for the account of the Company or any other credit enhancement for the account of the Company.
      Each Purchaser's obligation hereunder shall be several, such that the failure of any Purchaser to make payment to the Liquidity Agent in connection with any purchase hereunder shall not relieve any other Purchaser of its obligation hereunder to make payment for any purchase. Further, in the event any Purchaser fails to satisfy its obligation to purchase any Percentage Interest as required hereunder, then, upon receipt of notice of such failure from the Liquidity Agent, subject to the limitations provided in Section 2(a), the non-defaulting Purchasers shall purchase the defaulting Purchaser's Percentage Interest in the Loans pro rata in proportion to their relative Purchaser Percentages (determined without regard to the Purchaser Percentage of the defaulting Purchaser).
      Unless the Liquidity Agent shall have received notice from a Purchaser prior to 2:30 P.M. (New York City time) on the date of any proposed sale of Percentage Interests that the Purchaser will not make available to the Liquidity Agent the amount of that Purchaser's Liquidity Purchase Price, the Liquidity Agent may assume that each Purchaser has made such amount available to the Liquidity Agent on the purchase date and the Liquidity Agent may (but shall not be so required), in reliance upon such assumption, make available to the Company on such date a corresponding amount. If and to the extent any Purchaser shall not have made the full amount of its Liquidity Purchase Price available to the Liquidity Agent, and the Liquidity Agent in such circumstances has made available to the Company the corresponding amount, that Purchaser shall on the next Business Day following the date of such sale make such amount available to the Liquidity Agent, together with interest at the Federal Funds Rate for each day during such period. A certificate of the Liquidity Agent submitted to any Purchaser with respect to amounts owing under this clause (d) shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Liquidity Agent shall constitute such Purchaser's purchase on the date of sale for all purposes of this Agreement. If such amount is not made available to the Liquidity Agent on the next Business Day following the date of such purchase, the Liquidity Agent shall notify the Company of such failure to fund and, upon demand by the Liquidity Agent, the Company shall pay such amount to the Liquidity Agent for the Liquidity Agent's account, together with interest thereon for each day elapsed since the date of such purchase, at a rate per annum equal to the Federal Funds Rate.
      Each Purchaser's Purchase Commitment shall be irrevocable and, subject to the limitations provided in Section 2(a)(4), unconditional from the effective date of this Agreement or as set forth in the applicable Assignment, as the case may be, until the earliest of (i) the Purchase Termination Date, (ii) the date on which the Liquidity Agent notifies the Purchaser that the Loan Agreement has been terminated and all principal and interest on the Loans has been paid in full and (iii) the date on which the Purchaser's obligation to purchase Percentage Interests is terminated pursuant to Section 12(i).
      Within 10 Business Days after each purchase pursuant to Sections 2(a) or 2(c), the Liquidity Agent will deliver to each Purchaser a confirmation as to each Purchaser's ownership of the Percentage Interest so purchased, in substantially the form of Exhibit B attached hereto.
      Within 10 days after the first purchase of a Percentage Interest under this Agreement, the Liquidity Agent shall arrange for the filing of Uniform Commercial Code financing statements, in form and substance satisfactory to the Liquidity Agent, in all jurisdictions that the Liquidity Agent may deem necessary or desirable in order to perfect the interests of the Purchasers contemplated by this Agreement. Upon request, the Liquidity Agent shall furnish to any Purchaser copies of such financing statements (at such Purchaser's sole expense).
      This is a revolving purchase facility. Accordingly, notwithstanding that any Purchaser may have purchased Percentage Interests hereunder for an aggregate Liquidity Purchase Price equal to such Purchaser's Maximum Liquidity Purchase, if and to the extent that such Purchaser shall thereafter have received payments from Collections of Receivables, such Purchaser shall, subject to the limitations provided in Sections 2(a)(4), and the other terms and provisions of this Agreement, be obligated to purchase additional Percentage Interests until the Purchase Termination Date in an amount equal at any time to the excess of its Maximum Liquidity Purchase over its aggregate Unrecovered Liquidity Purchase Price.
      The Company shall pay to the Liquidity Agent for the account of each Purchaser a commitment fee on the average daily unused portion of such Purchaser's Maximum Liquidity Purchase, from the Business Day following the effective date of this Agreement or from the effective date specified in the Assignment pursuant to which such Purchaser became a party hereto, as the case may be, to and including the Commitment Termination Date, payable in arrears on the first Distribution Date following the most recent calendar quarter-end and on the Purchase Termination Date based upon the daily utilization for that quarter as calculated by the Liquidity Agent, in the amount set forth in a separate fee letter between the Liquidity Agent and the Company.
      The Company shall use the proceeds from the Liquidity Purchase Price for each Percentage Interest solely (x) to repay Notes or Voluntary Advance Loans, or to make provision for the payment of unmatured Notes (and any unsecured indebtedness constituting discretionary advances owed by the Company to the Administrator incurred to repay Notes), or (y) to fund or maintain the Loans. Any proceeds from the Liquidity Purchase Price for any Percentage Interest which are to be used to repay Notes or Voluntary Advance Loans which have not then matured shall be invested by the Administrator for the account of the Company in investments permitted pursuant to the documents governing the Company's securitization program.
      The Company shall have the right, upon not less than one Business Day's notice to the Liquidity Agent (with a copy to the Administrator), to terminate in whole or reduce ratably in part the unused portion of the Purchase Commitments; provided that no such reduction or termination shall be permitted if (i) after giving effect thereto and to any repurchase of Percentage Interests made on the effective date thereof, the then aggregate Unrecovered Liquidity Purchase Price of the Percentage Interests would exceed the aggregate amount of the Maximum Liquidity Purchases then in effect or (ii) such reduction or termination would violate the terms of the Loan Agreement or the Program Documents. All accrued commitment fees to, but not including, the effective date of any reduction or termination of the Purchase Commitments, shall be paid on the effective date of such reduction or termination.
      Any Purchaser may, if it so elects, fulfill its obligations to make Purchases or maintain Percentage Interests hereunder by causing one of its branches, agencies or Affiliates to make such Purchases or maintain such Percentage Interests; provided, however, that such election shall not relieve such Purchaser of its obligation to make and continue Purchases hereunder; and provided further, that such Purchase shall nonetheless be deemed to have been made and such Percentage Interest shall be deemed to be held by such Purchaser, and the obligation of the Company to distribute Collections with respect to such Percentage Interest shall nevertheless be to such Purchaser for the account of such branch, agency, Affiliate or international banking facility.
    Register; Information Regarding Purchasers.
      The Liquidity Agent will maintain, at its address set forth on the signature page hereof, a copy of this Agreement and all counterpart signature pages hereto, each Assignment delivered to and accepted by it, each notice of revision to the allocation of each Purchaser's Maximum Liquidity Purchase amount and a register (the "Register") for the recordation of the names and addresses of the Purchasers, their Purchaser Percentages, the Purchase Termination Date and, from time to time, the Liquidity Tranche Percentage and the aggregate Unrecovered Liquidity Purchase Price with respect to the Percentage Interests owned by each Purchaser. The entries in the Register shall be conclusive and binding for all purposes absent manifest error, and the Liquidity Agent, the Company, the Administrator and the Purchasers may treat each Person whose name is recorded in the Register as a Purchaser hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Company, the Administrator, any Placement Agent or any Purchaser at any reasonable time and from time to time upon reasonable prior notice.
      Each Purchaser acknowledges that, in connection with the sale of the Notes, certain documents containing information relating to the Purchasers may be prepared and distributed to purchasers or prospective purchasers of the Notes. To provide the basis for the preparation of such documents and to assist the Placement Agents in their normal credit review procedures, each Purchaser agrees to provide the Administrator and the Liquidity Agent with the following documents, promptly upon request therefor by the Administrator: (i) such Purchaser's quarterly and fiscal-year-end financial statements for its last three years, and (ii) such Purchaser's publicly available quarterly and fiscal-year-end financial statements for any fiscal year ending during the term of this Agreement. In addition, each Purchaser agrees to provide to the Administrator and Liquidity Agent any other information that the Administrator or Liquidity Agent reasonably requests for the purpose of the ongoing review of the Company and such Purchaser.
      Each Purchaser agrees to deliver to the Administrator and the Liquidity Agent, on or before the date of effectiveness of this Agreement or the relevant Assignment, as applicable, an opinion of counsel for such Purchaser in form and substance satisfactory to the Administrator and the Liquidity Agent.
    Distribution of Payments.
      Whenever any payment in respect of principal or interest on the Loans is remitted to the Company at a time when a Purchaser has any Unrecovered Liquidity Purchase Price with respect to any Percentage Interest hereunder or any interest on such Unrecovered Liquidity Purchase Price is accrued and unpaid, the Administrator shall promptly pay, or cause to be paid, to the Liquidity Agent an amount equal to the sum of the lesser of (A) the product of (x) the amount of such payment in respect of principal on the Loans, times (y) the Liquidity Funded Percentage, expressed as a decimal, and (B) the aggregate Unrecovered Liquidity Purchase Price of such Percentage Interests hereunder, plus the lesser of (A) the product of (x) the amount of such payment in respect of interest on the Loans, times (y) the Liquidity Funded Percentage, and (B) the amount of accrued interest on the portions of the Loans funded by purchases of Percentage Interests hereunder, and the Liquidity Agent shall promptly pay, or cause to be paid, out of such funds received by it, to each Purchaser, its Purchaser Percentage of such amount;

      provided, however, that solely for purposes of determining the accrued interest described in clause (1)(ii)(B) above, such interest shall be calculated at the rate provided in the Loan Agreement less 0.025%; and provided further, that each Purchaser shall be entitled to interest only which accrued from and after the date it purchased such Percentage Interest or which was included in the Liquidity Purchase Price of such Percentage Interest.

      If, after the Liquidity Agent has paid a Purchaser its Purchaser Percentage of any such amount pursuant to subsection (a) above, all or any portion of such amount must be returned for any reason (including any Insolvency Proceeding), such Purchaser will repay to the Liquidity Agent promptly the amount the Liquidity Agent paid to such Purchaser and required to be returned, together with such Purchaser's Purchaser Percentage of any related interest and penalties required to be paid by the Liquidity Agent in connection with such repayment.
      After the Unrecovered Liquidity Purchase Price of any Percentage Interest and accrued interest thereon has been paid to the applicable Purchaser (excluding any repayment referred to in subsection (b) above), such Purchaser acknowledges and agrees that any remaining amounts of principal or interest paid on the Loans to which such Purchaser would otherwise be entitled by reason of its Percentage Interest shall be paid to or retained by the Company for its own account.
      Each Purchaser shall also be entitled to the following payments made by the Borrower under the Loan Agreement, to the extent related to such Purchaser's Percentage Interests: increased capital costs, increased costs, reserves or taxes relating to the Alternative Rate, indemnities, and costs and expenses of enforcement. However, the Purchasers shall not be entitled to any of the fees set forth or referred to in of the Loan Agreement except as agreed in any separate fee letters among the Liquidity Agent, the Administrator and each Purchaser.
      If any Purchaser shall obtain any payment or distribution (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Percentage Interests held by it (other than any payment of a type described in subsection (d) above and any distribution in accordance with Section 11(b) in respect of Percentage Interests purchased by a non-renewing Purchaser pursuant to such Section 11(b)) in excess of its ratable share of payments or distributions on account of the Percentage Interests held by all the Purchasers, then such Purchaser shall forthwith (i) notify the Liquidity Agent (who shall promptly thereafter notify each of the other Purchasers) of such receipt, and (ii) purchase from the other Purchasers such participations in Percentage Interests held by them as shall be necessary to cause such purchasing Purchaser to share the excess payment or distribution ratably with each of them; provided, however, that, if all or any portion of such excess payment or distribution is thereafter recovered from such purchasing Purchaser, such purchase from each Purchaser shall be rescinded and such Purchaser shall repay to the purchasing Purchaser the Liquidity Purchase Price to the extent of such recovery together with an amount equal to such Purchaser's ratable share (according to the proportion of (i) the amount of such Purchaser's required repayment to (ii) the total amount so recovered from the purchasing Purchaser) of any interest or other amount paid or payable by the purchasing Purchaser in respect of the total amount so recovered. The Company agrees that any Purchaser so purchasing a participation from another Purchaser pursuant to this Section 4(e) may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Purchaser were the direct owner of the Percentage Interest in the amount of such participation.
    Representations and Warranties.
      None of the Liquidity Agent, the Administrator or the Company makes any representation or warranty or assumes any responsibility with respect to:
          any statements, warranties or representations made in or in connection with the Loan Agreement or the execution, legality, validity, enforceability, genuineness or sufficiency of the Loan Agreement or any instrument or document furnished pursuant thereto;
          the value or collectibility of any Receivable or the Loans;
          the financial condition of the Borrower, Servicer or the Originator or the ability of the Borrower, Servicer or the Originator to perform its obligations under, or the performance or observance by the Borrower, Servicer or the seller of any of its obligations under, the Loan Agreement or any instrument or document furnished pursuant thereto; or
          the financial condition of the Servicer or the ability of the Servicer to perform its obligations under, or the performance or observance by the Servicer of any of its obligations under, the Loan Agreement or any instrument or document furnished pursuant thereto.
      The Company represents and warrants that:
          the Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified to do business and is in good standing in every jurisdiction where the nature of its business requires it to be so qualified, except where the failure to so qualify would not have a material adverse effect on its business, condition or operations;
          the execution, delivery and performance by the Company of this Agreement are within the Company's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (A) the Company's charter or by-laws, (B) to the best knowledge of the Company, any law, rule or regulation applicable to the Company, (C) any contractual restriction binding on the Company or its property or, to the best knowledge of the Company, affecting the Company or its property or (D) any order, writ, judgment award, injunction or decree binding on the Company or its property or, to the best knowledge of the Company, affecting the Company or its property;
          there is no pending or, to the best knowledge of the Company, threatened action or proceeding affecting the Company before any court, governmental agency or arbitrator which may materially adversely affect the financial condition or operations of the Company or the ability of the Company to perform its obligations under this Agreement, or which purports to affect the legality, validity or enforceability of this Agreement;
          no consent of any other Person (including, without limitation, stockholders or creditors of the Company), and no consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with any Governmental Authority, is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement by or against the Company, except for (A) any of the same which have been obtained or made and are in full force and effect and (B) the filing of Uniform Commercial Code financing statements as contemplated by Section 2(g);
          this Agreement has been duly executed and delivered on behalf of the Company; and
          this Agreement constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, receivership, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally or by general principles of equity.
      Each Purchaser represents and warrants that:
          it is an Eligible Institution duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization;
          the execution, delivery and performance by it of this Agreement are within its corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (A) its charter, by-laws, or other organizational documents, or (B) any law, rule or regulation applicable to it (including, without limitation, any such law, rule or regulation regarding per customer lending limits);
          no consent, license, permit, approval or authorization of, or registration, filing or declaration with any Governmental Authority, is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement by or against it;
          this Agreement has been duly executed and delivered by it; and
          this Agreement constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, receivership, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally or by general principles of equity.
      Each Purchaser confirms that such Purchaser has received such documents and information as such Purchaser has deemed appropriate to make its own credit analysis and decision, independently and without reliance on the Liquidity Agent, the Administrator or the Company, to enter into this Agreement and will, independently and without reliance on SunTrust Bank, the Liquidity Agent, the Administrator or the Company and based on such documents and information as such Purchaser shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action hereunder. The Administrator shall furnish to the Liquidity Agent, and the Liquidity Agent shall thereafter furnish to each Purchaser, copies of any financial or other documents that the Administrator receives from time to time in connection with the Loan Agreement, but neither the Administrator nor the Liquidity Agent assumes any responsibility for the authenticity, validity, accuracy or completeness thereof.
    The Liquidity Agent and the Administrator.
      Each Purchaser hereby irrevocably appoints, designates and authorizes the Liquidity Agent and the Administrator to take such action on its behalf under the provisions of this Agreement and the Loan Agreement and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or the Loan Agreement, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in the Loan Agreement, neither the Liquidity Agent nor the Administrator shall have any duties or responsibilities, except those expressly set forth herein, and neither the Liquidity Agent nor the Administrator shall have or be deemed to have any fiduciary relationship with any Purchaser, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or the Loan Agreement or otherwise exist against the Liquidity Agent.
      The Liquidity Agent and the Administrator may execute any of their duties under this Agreement or the Loan Agreement by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties.
      None of the Liquidity Agent, the Administrator or any of their respective Affiliates or any of the officers, directors, employees, agents or attorneys-in-fact of the Liquidity Agent, the Administrator or any of their respective Affiliates (each, an "Agent-Related Person") shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or the Loan Agreement or the transactions contemplated hereby or thereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Purchasers for any recital, statement, representation or warranty made by the Company or any Affiliate of the Company, or any officer thereof, contained in this Agreement or in the Loan Agreement, or in any certificate, report, statement or other document referred to or provided for in, or received by the Liquidity Agent or the Administrator under or in connection with, this Agreement or the Loan Agreement, or for the value of or title to the Loans, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the Loan Agreement, or for any failure of the Company or any other party to the Loan Agreement to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Purchaser to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or the Loan Agreement, or to inspect the properties, books or records of the Company or any of the Company's Affiliates.
      Each of the Liquidity Agent and the Administrator shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Company), independent accountants and other experts selected thereby. Each of the Liquidity Agent and the Administrator shall be fully justified in failing or refusing to take any action under this Agreement or the Loan Agreement with respect to the interests of the Purchasers unless it shall first receive such advice or concurrence of the Majority Purchasers as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Purchasers against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each of the Liquidity Agent and the Administrator shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or the Loan Agreement in accordance with a request or consent of the Majority Purchasers and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Purchasers.
      Neither the Liquidity Agent nor the Administrator shall be deemed to have knowledge or notice of the occurrence of any Significant Event or Unmatured Significant Event, unless it shall have received written notice from a Purchaser or the Company referring to this Agreement, describing such Significant Event or Unmatured Significant Event and stating that such notice is a "notice of an Significant Event or Unmatured Significant Event, as applicable".
      Each Purchaser acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Liquidity Agent or the Administrator hereinafter taken, including any review of the affairs of the Company, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Purchaser. Each Purchaser represents to the Liquidity Agent and the Administrator that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Company, the value of and title to the Loans, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend its purchase commitment to the Company hereunder. Each Purchaser also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Company. Except for notices, reports and other documents expressly herein required to be furnished to the Purchasers by the Liquidity Agent or the Administrator, neither the Liquidity Agent nor the Administrator shall have any duty or responsibility to provide any Purchaser with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Company which may come into the possession of any of the Agent-Related Persons.
      None of the Liquidity Agent, the Administrator or the Company shall be liable to any Purchaser in connection with (x) the administration of the Loan Agreement or (y) this Agreement or any purchases hereunder (except in the case of the Company, pursuant to the Company's representations in Section 5(b)), in either case except for its own gross negligence or willful misconduct. Without limiting the foregoing, the Liquidity Agent, the Administrator and the Company:
          may consult with legal counsel (including counsel for the Company), independent public accountants or other experts and shall not be liable for any action taken or omitted to be taken in good faith in accordance with the advice of such counsel, accountants or other experts;
          shall not be responsible for the performance or observance by the Borrower or the Servicer of any of the terms, covenants or conditions of the Loan Agreement or any instrument or document furnished pursuant thereto;
          shall incur no liability by acting upon any notice, consent, certificate or other instrument or writing, or any other communication believed to be genuine and signed, sent or made by the proper party; and
          shall not be deemed to be acting as any Purchaser's trustee or otherwise in a fiduciary capacity hereunder or under or in connection with the Loan Agreement or the Loans.
      Whether or not the transactions contemplated hereby shall be consummated, the Purchasers shall indemnify upon demand the Agent-Related Persons ratably from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including attorney costs) of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the Loan Agreement or any document contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby, and with respect to any investigation, litigation or proceeding (including any insolvency proceeding or appellate proceeding) related to this Agreement, the purchases of Percentage Interests or the use of the proceeds thereof, whether or not any Agent-Related Person is a party thereto (all of the foregoing, collectively, the "Indemnified Liabilities"); provided, however, that no Purchaser shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Purchaser shall reimburse the Liquidity Agent and the Administrator upon demand for its ratable share of any costs or out-of-pocket expenses (including attorney costs) incurred by the Liquidity Agent or the Administrator in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, the Loan Agreement or any document contemplated by or referred to herein to the extent that the Liquidity Agent or the Administrator, as the case may be, is not reimbursed for such expenses by or on behalf of the Company. The agreements in this subsection (h) shall survive termination of this Agreement, the reduction to zero of the Unrecovered Liquidity Purchase Price of all Percentage Interests and payment of all obligations hereunder.
      SunTrust Bank and its Affiliates (including, without limitation, SunTrust Equitable Securities Corporation) may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Company, the Borrower, the Servicer and their respective Affiliates as though SunTrust Equitable Securities Corporation were not the Administrator hereunder and as though SunTrust Bank were not the Liquidity Agent hereunder and without notice to or consent of the Purchasers. The Purchasers acknowledge that, pursuant to such activities, SunTrust Bank or such Affiliates may receive information regarding the Company, the Borrower, the Servicer or their respective Affiliates (including information that may be subject to confidentiality obligations in favor of the Company, the Borrower, the Servicer or such Affiliate) and acknowledge that neither the Liquidity Agent nor the Administrator shall be under any obligation to provide such information to them. With respect to its purchases, SunTrust Bank shall have the same rights and powers under this Agreement as any other Purchaser and may exercise the same as though it were not the Liquidity Agent, and the terms "Purchaser" and "Purchasers" include SunTrust Bank in its individual capacity.
      The Liquidity Agent may resign at any time by giving 30 days' prior written notice thereof to the Purchasers, the Administrator, the Company, the Relevant Rating Agencies and each Placement Agent. The Liquidity Agent may be removed at any time by the affirmative vote of the Majority Purchasers upon 30 days' prior written notice thereof to the Liquidity Agent, the Administrator, the Company, the Relevant Rating Agencies and each Placement Agent if the Liquidity Agent shall have engaged in willful misconduct or shall have been grossly negligent in the performance of its duties as Liquidity Agent. Such resignation or removal shall become effective upon the acceptance of appointment by a successor Liquidity Agent as set forth below. The Majority Purchasers shall have the right to appoint a successor Liquidity Agent, which shall be an Eligible Agent; provided that the Company shall have the right to approve the successor Liquidity Agent, such approval not to be unreasonably withheld. If no successor Liquidity Agent shall have been so appointed by the Majority Purchasers and approved by the Company, and shall have accepted such appointment, within 30 days after the prior Liquidity Agent's giving of notice of resignation or the Majority Purchasers' removal of the prior Liquidity Agent, then the prior Liquidity Agent may, on behalf of the Purchasers, appoint a successor Liquidity Agent, which shall be an Eligible Agent. In the event the Liquidity Agent ceases to be an Eligible Agent, the Administrator shall appoint an Eligible Agent to succeed such existing Liquidity Agent. Upon the acceptance of any appointment as Liquidity Agent hereunder by a successor Liquidity Agent, such successor Liquidity Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the prior Liquidity Agent, and the prior Liquidity Agent shall be discharged from its duties and obligations under this Agreement. After any Liquidity Agent's resignation or removal hereunder as Liquidity Agent, the provisions of this Section 6 and Section 13 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Liquidity Agent under this Agreement. If no successor agent has accepted appointment as Liquidity Agent by the date that is 30 days following a retiring Liquidity Agent's notice of resignation, the retiring Liquidity Agent's resignation shall nevertheless thereupon become effective and the Purchasers shall perform all of the duties of the Liquidity Agent hereunder until such time, if any, as the Majority Purchasers appoint a successor agent as provided for above. The Company (or the Administrator on its behalf) shall promptly notify each Relevant Rating Agency of the effectiveness of any such resignation or removal. The Administrator may resign or be removed in accordance with the Transaction Documents.
    Rights of the Company and the Administrator.

    The Company (or the Administrator on behalf of the Company) shall retain the exclusive right, in its sole discretion (subject to the next sentence) to exercise any rights and remedies available under the Loan Agreement or pursuant to applicable law, including the right to approve any amendment, modification or waiver of the Loan Agreement or any instrument or document delivered pursuant thereto. Notwithstanding the foregoing, the Company agrees that it shall not (and the Administrator agrees that it shall not, on behalf of the Company) without the prior written consent of all Purchasers amend, modify or waive any provision of the Loan Agreement which would:

          reduce the amount of principal or interest that is payable on the Loans or delay any scheduled date for payment thereof; or
          increase the Facility Limit thereunder; or
          modify the Advance Rate; or
          modify any yield protection or indemnity provision which expressly inures to the benefit of assignees or participants of the Company.

          Further, upon and during the continuance of a Significant Event described in Section 10.2.1 or 10.2.2 of the Loan Agreement, the Company shall, if requested by the Majority Purchasers,

          cause the Administrator or such other Person as may be authorized to do so under the Loan Agreement to take such action as may be necessary to cause the earliest practical date permitted under the Loan Agreement to be the Commitment Termination Date thereunder, whereupon the Company will cease to make further Loans under the Loan Agreement; and/or take steps to collect the Loans and enforce the rights of the Company;

    provided, however, that the Company will take such actions to the extent, and only to the extent, it is permitted to do so under the terms of the Loan Agreement, and the Company may take such action through the Administrator or other authorized agents; and provided further that the Majority Purchasers shall use their best efforts to consult with the Administrator and (to the extent practicable) to address the concerns of the Company and the Administrator, before giving any such instructions.

    The Company (or the Administrator on behalf of the Company) agrees to provide to the Liquidity Agent and the Liquidity Agent agrees to provide to the Purchasers notice of any amendment of or waiver or consent in connection with the Loan Agreement promptly after the effectiveness of the same.

    Obligations of the Purchasers, Including Confidentiality.

    Each Purchaser agrees to abide by any obligations set forth in the Loan Agreement that are applicable to any provider of the Loans, including, without limitation, any obligations to maintain confidentiality. Furthermore, each Purchaser understands that the Loan Agreement itself is a confidential document and such Purchaser agrees that it will not disclose it to any other Person except (a) with the Administrator's prior written consent, (b) to such Purchaser's legal counsel or auditors if such counsel or auditors are advised as to its confidential nature, (c) to any regulatory authority having jurisdiction over such Purchaser or (d) as required by law or any court of law in connection with any litigation. Notwithstanding the foregoing, any Purchaser may, in connection with any assignment or proposed assignment pursuant to Section 9, disclose to the assignee or proposed assignee the Loan Agreement or any information relating to the Company, the Borrower, or the Servicer furnished to such Purchaser by or on behalf of the Borrower, the Servicer or by the Liquidity Agent or the Administrator; provided that, prior to any such disclosure, the assignee or proposed assignee agrees to preserve the confidentiality of any confidential information (including the Loan Agreement) relating to the Company, the Borrower, the Servicer or the Loan Agreement received by it from any of the foregoing entities. The agreements in this Section 8 shall survive termination of the Agreement, the reduction to zero of the Unrecovered Liquidity Purchase Price of all Percentage Interests and payment of all obligations hereunder.

    Assignability.
      A Person (other than the Purchasers party hereto on the date hereof) shall become a party hereto and shall become a Purchaser hereunder upon satisfaction of the conditions set forth in Section 9(b), acceptance and recording of an Assignment by the Liquidity Agent in the Register and the occurrence of the effective date of such Purchaser's Purchase Commitment (as set forth in such Assignment) and subject to the approval of such Purchaser by the Liquidity Agent.
      Each Purchaser may assign to any Eligible Assignee all or a portion of its rights and obligations under this Agreement; provided, however that:
          each such assignment shall be of a constant, and not a varying, percentage of the aggregate rights and obligations of the assigning Purchaser under this Agreement (including, without limitation, its Purchase Commitment and any Percentage Interests owned by it), the amount of the assigning Purchaser's Purchase Commitment being assigned pursuant to such assignment shall in no event be less than $1,000,000 and shall be in an integral multiple of $500,000, and, unless such assigning Purchaser is assigning its entire Purchase Commitment, such assigning Purchaser's retained Purchase Commitment after giving effect to such assignment shall in no event be less than $1,000,000, the parties to each such assignment shall execute and deliver an Assignment to the Liquidity Agent, for its acceptance and recording in the Register, and if required by the Relevant Rating Agencies, the assignee shall deliver to the Liquidity Agent (A) not later than the effective date specified in the Assignment, an enforceability opinion of counsel (or, if acceptable to the Administrator and each Relevant Rating Agency, an officer's certificate) for such assignee, addressed to the Liquidity Agent, the Administrator, the Company and each Relevant Rating Agency (and a copy of which shall be given to each Placement Agent), in form and substance reasonably satisfactory to such addressees (and the Liquidity Agent shall promptly deliver copies of the same to each of such addressees), and (B) at least five days prior to the effective date specified in the applicable Assignment, the information and financial statements, if any, regarding such assignee described in Section 3(b)(i) and requested to be delivered by the Administrator.

      Upon such execution, delivery, acceptance and recording, from and after the effective date specified in the Assignment, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to this Agreement, have the rights and obligations of a Purchaser hereunder and (y) the Purchaser which is the assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to this Agreement, relinquish its rights (other than the right to receive payments which accrued in favor of such Purchaser pursuant to Section 4(d) prior to such assignment) and be released from its obligations under this Agreement, other than those rights and obligations that expressly survive termination of this Agreement (and, if such Assignment provides for an assignment of all such assigning Purchaser's Purchase Commitment, such Purchaser shall cease to be a party hereto).

      Upon receipt by the Liquidity Agent of an Assignment executed by an assigning Purchaser and by an assignee who is an Eligible Assignee and the satisfaction of the other conditions set forth in Sections 9(a) and (b), the Liquidity Agent shall (i) accept such Assignment, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Administrator, the Company, each Relevant Rating Agency and each Placement Agent. The assigning Purchaser shall pay to the Liquidity Agent an assigning fee equal to $2,500 for each assignment hereunder.
    Participations; Reductions in Facility Limit.

    No Purchaser may sell a participation in or to all or a portion of its rights and obligations under this Agreement.

    If the Facility Limit shall be reduced, except as provided in Section 11(b), each Purchaser's Purchaser Percentage shall remain the same and each Purchaser's Maximum Liquidity Purchase amount shall be deemed to be proportionately reduced. From and after the Commitment Termination Date under the Loan Agreement, on each day that the outstanding principal amount of the Loans are reduced thereunder, each Purchaser's Maximum Liquidity Purchase shall be deemed to be proportionately reduced such that the aggregate Maximum Liquidity Purchases of all the Purchasers shall be equal to 102% of the then outstanding principal balance of the Loans.

    Purchase Termination Date; Extension of Purchase Termination Date; Pool-Specific Liquidity Event.
      Subject to earlier termination of a Purchaser's Purchase Commitment pursuant to Section 2(e) or Section 12(i), the Purchasers' Purchase Commitments under this Agreement shall expire at the close of business on May 2, 2002 (such date being the "Purchase Termination Date"). If at any time the Company requests that the Purchasers renew their Purchase Commitments hereunder and less than all the Purchasers consent to such renewal within 30 days of the Company's request, the Company may arrange for an assignment to one or more Eligible Assignees of all the rights and obligations hereunder of each such non-consenting Purchaser in accordance with Section 9. Any such assignment shall become effective on the then current Purchase Termination Date. Each Purchaser which does not so consent to any renewal shall cooperate fully with the Company in effectuating any such assignment. The Liquidity Agent will provide written notice to the Purchasers of any proposed modifications to this Agreement requested in connection with any renewal hereof and the Purchasers shall each have the right to elect not to renew this Agreement in light of such modifications.
      If at any time the Company requests that the Purchasers renew their Purchase Commitments hereunder and less than all the Purchasers consent to such renewal within 30 days of the Company's request, and if none or less than all the Purchase Commitments of the non-renewing Purchasers are assigned to one or more Eligible Assignees as provided in subsection (a), then (without limiting the Company's right to sell Percentage Interests at any time prior to the Purchase Termination Date in accordance with the terms hereof) the Company may sell Percentage Interests hereunder for an aggregate Liquidity Purchase Price equal to the least of (i) the maximum aggregate Liquidity Purchase Price of Percentage Interests that the Company could sell at that time under Section 2(a), (ii) the aggregate Purchase Commitments of the non-renewing Purchasers and (iii) the excess, if any, of (A) the principal and accrued interest (and interest to accrue during the current Interest Period) of the Loans over (B) the aggregate Purchase Commitments other than those of the non-renewing Purchasers, which Percentage Interests shall be purchased solely by the non-renewing Purchasers, pro rata according to their respective Purchase Commitments. Following the sale of such Percentage Interests, this Agreement and the Purchase Commitments of the renewing Purchasers shall remain in effect in accordance with their terms notwithstanding the expiration of the Purchase Commitments of the non-renewing Purchasers. Otherwise, all amounts which, under the Loan Agreement, are received by the Company in reduction of the principal of the Loans, up to the aggregate Unrecovered Liquidity Purchase Price of the Percentage Interests sold as described above in this subsection (b), shall be distributed to the non-renewing Purchasers ratably according to the aggregate Unrecovered Liquidity Purchase Price of such Percentage Interests held by them, in reduction of such Unrecovered Liquidity Purchase Price. When (after the expiration of the Purchase Commitments of the non-renewing Purchasers) the aggregate Unrecovered Liquidity Purchase Price of the Percentage Interests described above in this subsection (b) shall have been reduced to zero and all accrued interest allocable thereto shall have been paid to such Purchasers in full, then such Purchasers shall cease to be parties to this Agreement for any purpose, provided they shall remain entitled to receive any payments under Section 4(d) accrued in favor of such Purchasers while they were Purchasers hereunder.
      If, at any time, a Pool-Specific Liquidity Event shall occur, the Company shall cease issuing any Notes to fund or maintain the Loans and shall fund the Loans upon the maturity of such Notes by the sale of Percentage Interests to the Purchasers hereunder, and shall continue to fund such Loans pursuant to this Agreement unless such Pool-Specific Liquidity Event shall no longer be continuing.
    Miscellaneous.
      Amendments, Etc. No amendment or waiver of any provision of this Agreement, nor consent to any departure by the Company therefrom, shall in any event be effective unless (1) the same shall be in writing and signed by the Majority Purchasers and, in the case of an amendment, the Company, and (2) unless such amendment only effects an extension of the Purchase Termination Date, the Company has received written confirmation from the Relevant Rating Agencies that such amendment shall not cause any rating on the then outstanding Notes to be downgraded or withdrawn, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Purchasers and the Company, amend the last paragraph of Section 2(a), Section 4(a), Section 4(d) or Section 7 or amend the formula for calculating the Liquidity Purchase Price set forth in Section 2(a); and provided further that no amendment, waiver or consent shall affect the rights or duties of the Administrator or the Liquidity Agent under this Agreement unless the same is in writing and signed by the Administrator or the Liquidity Agent, as the case may be, in addition to the other parties required above to take such action. The Administrator shall provide each Placement Agent and each Relevant Rating Agency with a copy of each amendment to or waiver or consent under this Agreement promptly following the effective date thereof.
      Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including facsimile communication) and mailed, telecopied or delivered, if to the Purchasers party hereto on the date hereof, the Liquidity Agent, the Company or the Administrator, at its address specified on Schedule 12(b) hereto; if to any other Purchaser, at its address specified in the Assignment pursuant to which it became a Purchaser; if to any Placement Agent, at its address specified in the commercial paper placement agreement to which it is a party; or, as to the Purchasers party hereto on the date hereof, the Liquidity Agent, the Company or the Administrator, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Administrator and the Liquidity Agent. All such notices and communications shall, when mailed or telecopied (receipt confirmed), be effective when deposited in the mails or telecopied, respectively, except that notices and communications to the Liquidity Agent shall not be effective until received by the Liquidity Agent.
      Costs and Expenses of the Administrator. Each Purchaser will on demand reimburse the Administrator its Purchaser Percentage of any and all reasonable costs and expenses (including attorneys' fees and expenses), which may be incurred in connection with collecting payments relating to the Loans at a time when a Purchaser owns any Percentage Interest hereunder or enforcing related rights, for which the Administrator is not promptly reimbursed by the Borrower. Should the Administrator later be reimbursed by the Borrower or the Company for any such amount paid pursuant to the foregoing sentence, the Administrator shall immediately pay to each Purchaser its pro rata share of such amount.
      Costs and Expenses of the Liquidity Agent. Each Purchaser will on demand reimburse the Liquidity Agent its Purchaser Percentage of any and all reasonable costs and expenses (including attorneys' fees and expenses), which may be incurred by the Liquidity Agent in connection with administering or enforcing rights under this Agreement.
      Compensation of the Liquidity Agent. In consideration of and as compensation for all services to be rendered by the Liquidity Agent as described in this Agreement, the Company will pay such reasonable fees to the Liquidity Agent as may be mutually agreed upon from time to time.
      Binding Effect. This Agreement shall become effective when it shall have been executed and delivered by each of the parties hereto and thereafter shall be binding upon and inure to the benefit of the Company, the Administrator, the Liquidity Agent and each Purchaser and their respective successors and assigns. The provisions of Section 12(n) shall also inure to the benefit of the Persons specified therein. The Company shall not assign any portion of the Loans to another Person, unless the Notes issued to fund or maintain the Loans shall concurrently be paid in full, and if any such assignment shall be made, the Purchase Commitments of the Purchasers hereunder shall not inure to the benefit of such other Person. In connection with any assignment by the Company of the Loans (or any portion thereof), the Company shall comply with any applicable legal requirements, including, if applicable, the Securities Act of 1933, as amended.
      Taxes. Any taxes due and payable on any payments to be made to any Purchaser hereunder shall be such Purchaser's sole responsibility. Each Purchaser warrants that it is not subject to any taxes, charges, levies or withholdings with respect to payments under this Agreement that are imposed by means of withholding by any applicable taxing authority ("Withholding Tax"). Each Purchaser agrees to provide the Liquidity Agent, from time to time upon the Liquidity Agent's request, completed and signed copies of any documents that may be required by an applicable taxing authority to certify such Purchaser's exemption from Withholding Tax with respect to payments to be made to such Purchaser under this Agreement; and each Purchaser agrees to hold the Liquidity Agent harmless from any Withholding Tax imposed due to such Purchaser's failure to establish that it is not subject to Withholding Tax.
      Company's Annual Financial Statements; Etc. The Administrator shall furnish to the Liquidity Agent, and the Liquidity Agent shall furnish to each Purchaser, until the later of (1) the Purchase Termination Date and (2) the date on which the Unrecovered Liquidity Purchase Price of all Percentage Interests purchased by such Purchaser has been reduced to zero, a copy of (x) the annual audited financial statements of the Company and (y) each Monthly Report, Borrowing Base Certificate or other periodic report summarizing the performance of the Receivables and furnished to the Administrator by the Borrower or the Servicer pursuant to the Loan Agreement, in each case, promptly upon the same becoming available.
      Termination of a Purchaser's Rights and Obligations.
          The Majority Purchasers and the Company each shall have the right, in their or its sole discretion, to terminate the right and obligation of any Purchaser to purchase Percentage Interests hereunder in the event that either (x) the short-term debt ratings of such Purchaser by any Relevant Rating Agency shall cease to be at least equal to the ratings assigned by the Relevant Rating Agencies to the Notes or (y) such Purchaser shall claim any reimbursement or compensation pursuant to any provision of Section 6.1 or 6.2 of the Loan Agreement. Such termination shall be effective upon the delivery of written notice to such effect delivered by the Liquidity Agent to the Company and such Purchaser (in the case of a termination by the Majority Purchasers) or by the Company (or the Administrator on its behalf) to the Liquidity Agent and such Purchaser (in the case of a termination by the Company), subject to the next following sentence. Upon such termination, (i) such Purchaser shall cease to have any rights or obligations with respect to future purchases of Percentage Interests under this Agreement but shall continue to have the rights and obligations of a Purchaser (including, without limitation, rights to payments described in Section 4(d)) with respect to any Percentage Interests purchased by it pursuant to the terms of this Agreement prior to such termination and shall continue to be bound by the provisions of Section 8 and Sections 12(j) and 12(k), and (ii) effective on the date of termination, either (x) the Liquidity Agent shall arrange for such Purchaser's rights and obligations hereunder to be assigned to an Eligible Assignee pursuant to Section 9 or (y) if such an assignment cannot be arranged on or before such date, the Purchase Commitment of such Purchaser hereunder shall be reduced to zero; provided that, after giving effect to such reduction, the aggregate of all Purchase Commitments hereunder shall at least equal the Facility Limit multiplied by 102%.
          If the short-term debt ratings of a Purchaser by any Relevant Rating Agency shall cease to be at least equal to the ratings assigned by the Relevant Rating Agencies to the Notes, then the Company may, in its sole discretion, if such Purchaser's Commitment has not theretofore been terminated pursuant to clause (i) above, require such Purchaser to fund (and each Purchaser hereby agrees in such event to fund) any unused portion of its Purchase Commitment by payment of such amount to the Administrator (a "Liquidity Downgrade Draw") for deposit in an account in the name of the Company, maintained at the Liquidity Agent's office in Atlanta, Georgia or such other office of the Liquidity Agent as the Liquidity Agent may specify by notice to the Company (a "Downgrade Collateral Account").
          If any Purchaser shall be required pursuant to clause (ii) above to fund a Liquidity Downgrade Draw, then the Company shall instruct the Administrator to apply the monies in the Downgrade Collateral Account applicable to such Purchaser's Purchaser Percentage of requested purchases of Percentage Interests at the times, in the manner and subject to the conditions precedent of such requested purchases. The deposit of monies in such Downgrade Collateral Account by any Purchaser shall not constitute a purchase of a Percentage Interest (and such Purchaser shall not be entitled to interest on such monies except as provided below in this clause (iii)) unless and until (and then only to the extent that) such monies are used to purchase Percentage Interests pursuant to the first sentence of this clause (iii)). Proceeds in such Downgrade Collateral Account shall be invested in Permitted Investments, as directed by the applicable Purchaser by written notice to the Company and the Administrator, the income of which shall be for the account of such Purchaser. The income that has accrued from such investments and received by the Company shall be released to such Purchaser on the last Business Day of each month. Unless required to be released by the following sentence, Collections received by the Company or the Liquidity Agent in respect of such Purchaser's Percentage Interests (other than interest thereon) shall be deposited in the Downgrade Collateral Account for such Purchaser. All amounts remaining in such Downgrade Collateral Account shall be released to such Purchaser no later than the Business Day immediately following the earliest of (x) the effective date of any replacement of such Purchaser or removal of such Purchaser as a party to this Agreement, (y) the date on which such Purchaser shall furnish the Liquidity Agent with confirmation that such Purchaser shall have short-term debt ratings by each Relevant Rating Agency at least equal to the ratings assigned by the Relevant Rating Agencies to the Notes, and (z) the Purchase Termination Date.
      No Proceedings. Each of the Liquidity Agent, the Administrator and each Purchaser hereby covenants and agrees that it shall not institute against, or join any other Person in instituting against, the Company, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceedings under any federal or state bankruptcy or similar law, for one year and a day after the latest maturing Note issued by the Company is paid. The agreements in this subsection (j) shall survive termination of this Agreement, the reduction to zero of the Unrecovered Liquidity Purchase Price of all Percentage Interests and payment of all obligations hereunder.
      Limitation on Payments. Notwithstanding any provisions contained in this Agreement to the contrary, the Company shall not, and shall not be obligated to, pay any amount pursuant to this Agreement unless (i) the Company has received funds which may be used to make such payment and which funds are not required to repay the Notes and Voluntary Advance Loans when due and (ii) after giving effect to such payment, either (x) there is sufficient liquidity availability (determined in accordance with the Program Documents), under all of the liquidity facilities for the Company's commercial paper program, to pay the Face Amount of all outstanding Notes and Voluntary Advance Loans when due or (y) all Notes and Voluntary Advance Loans are paid in full; provided, however, that the foregoing limitations on payments by the Company shall not apply to any distributions of funds received by the Company pursuant to Section 4. Any amount which the Company does not pay pursuant to the operation of the preceding sentence shall not constitute a claim (as defined in Section 101 of the Bankruptcy Code) against or corporate obligation of the Company for any such insufficiency unless and until such payment may be made in accordance with clauses (i) and (ii) above. The agreements in this subsection (k) shall survive termination of this Agreement, the reduction to zero of the Unrecovered Liquidity Purchase Price of all Percentage Interests and payment of all obligations hereunder.
      GOVERNING LAW; JURISDICTION. THIS AGREEMENT AND EACH ASSIGNMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW)).

      ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY ASSIGNMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT AND ANY ASSIGNMENT, EACH OF THE COMPANY, THE ADMINISTRATOR, THE LIQUIDITY AGENT AND EACH PURCHASER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE COMPANY, THE ADMINISTRATOR, THE LIQUIDITY AGENT AND EACH PURCHASER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT, ANY ASSIGNMENT OR ANY DOCUMENT RELATED HERETO. EACH OF THE COMPANY, THE ADMINISTRATOR, THE LIQUIDITY AGENT AND EACH PURCHASER WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.

      Execution in Counterparts. This Agreement and each Assignment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement or an Assignment by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement or an Assignment, as applicable.
      No Recourse. The obligations of the Company under this Agreement are solely the corporate obligations of the Company. No recourse shall be had for the payment of any amount owing by the Company under this Agreement, or for the payment by the Company of any other obligation or claim of or against the Company arising out of or based on this Agreement, against AMACAR or against the Company or any stockholder, employee, officer, director, agent or incorporator of the Company. For purposes of this Section, "AMACAR" shall mean and include AMACAR Group L.L.C., AMACAR Investments, L.L.C. and all Affiliates thereof and any employee, officer, director, incorporator, shareholder or beneficial owner of any of them; provided, however, that the Company shall not be considered an Affiliate of AMACAR; and provided further that nothing in this subsection (n) shall relieve any of the foregoing Persons from any liability which such Person may otherwise have in such capacity for his/her or its gross negligence or willful misconduct. The agreements in this subsection (n) shall survive the termination of this Agreement, the reduction to zero of the Unrecovered Liquidity Purchase Price of all Percentage Interests and payment of all obligations hereunder.
      Purchase Obligation. At any time when Percentage Interests aggregating 100% of the Company's interests in the Loans have been sold to the Purchasers hereunder, all the principal of the Loans has been funded by the sale of such Percentage Interests and no accrued and unpaid interest or other amount is owed to the Company under the Loan Agreement, other than in respect of such Percentage Interests, the Company may, by notice from the Company (or the Administrator on its behalf) to the Liquidity Agent and each of the Purchasers, elect to transfer to the Purchasers the Company's residual interest, if any, which transfer shall become effective immediately upon such notice. Upon request by the Company (or the Administrator on its behalf) given upon or after such transfer or at any time when no principal or accrued and unpaid interest on the Loans is outstanding, the Purchasers shall, at their own expense, promptly execute and deliver such instruments of transfer and other documents and take such other actions as may be necessary to effect a transfer by the Company to, and acceptance and assumption by, the Purchasers, ratably in accordance with their respective Purchaser Percentages, of all the Company's rights, interests and obligations under the Loan Agreement and the other Transaction Documents, so that the Company shall no longer be a party to this Agreement, the Loan Agreement and the other Transaction Documents. Any such transfer shall be without representation, warranty or recourse to the Company except that the Company shall represent and warrant to the Purchasers that the Company has not created any liens on the transferred interests, and so that all functions theretofore performed by the Administrator or the Liquidity Agent under the Transaction Documents shall be performed by the Liquidity Agent.
      WAIVER OF JURY TRIAL. THE COMPANY, THE ADMINISTRATOR, THE LIQUIDITY AGENT AND EACH PURCHASER EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, ANY ASSIGNMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY PARTY AGAINST THE OTHER PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE COMPANY, THE ADMINISTRATOR, THE LIQUIDITY AGENT AND EACH PURCHASER EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT, ANY ASSIGNMENT OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR ANY ASSIGNMENT.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

SUNTRUST BANK, as Liquidity Agent

By:

Name:

Title:

SUNTRUST EQUITABLE SECURITIES

CORPORATION, as Administrator

By:

Name:

Title:

THREE PILLARS FUNDING CORPORATION, as the Company

By:

Name:

Title:

THE PURCHASERS

SUNTRUST BANK

By:

Name:

Title:

Purchaser Percentage: 100%

Maximum Liquidity Purchase: $91,800,000

Exhibit A

Assignment of Liquidity Asset Purchase Commitment

with respect to

Liquidity Asset Purchase Agreement

(regarding Oxford Receivables Company)

Dated ___________, 20_

Section 1.

Purchaser Percentage assigned: ________%

Assignor's remaining Purchaser Percentage: ________%

Principal allocable to Percentage Interests

assigned: $_________

Principal allocable to Assignor's remaining

Percentage Interests: $_________

Interest (if any) allocable to Percentage

Interests assigned: $_________

Interest (if any) allocable to Assignor's

remaining Percentage Interests: $_________

Section 2.

Assignee's Maximum Liquidity Purchase: $_________

Assignor's remaining Maximum

Liquidity Purchase: $_________

Section 3.

Effective Date of this Assignment: ________, 20__

Upon execution and delivery of this Assignment by Assignor and Assignee, satisfaction of the other conditions to assignment specified in Section 9 of the Liquidity Asset Purchase Agreement referred to below and acceptance and recording of this Assignment by SunTrust Bank, as Liquidity Agent, from and after the effective date specified above, Assignee shall become a party to, and have the rights and obligations of a Purchaser under, the Liquidity Asset Purchase Agreement, (regarding Oxford Receivables Company), dated as of May 3, 2001, among the Purchasers referred to therein, SunTrust Equitable Securities Corporation, as Administrator, Three Pillars Funding Corporation and SunTrust Bank, as Liquidity Agent.

ASSIGNOR: [NAME OF ASSIGNOR]

By:

Title:

ASSIGNEE: [NAME OF ASSIGNEE]

By:

Name:

Title:

Address:

Attention:

Telephone:

Telecopy:

Accepted this _____ day of

__________, 200_:

SUNTRUST BANK, as Liquidity Agent

By:

Name:

Title:

Exhibit B

PURCHASE CONFIRMATION

[Date of Purchase]

(Name and Address of Purchaser)

Re: Oxford Receivables Company

Ladies and Gentlemen:

The undersigned hereby confirms that on the date hereof you have purchased for your account and risk, upon the terms and conditions of the Liquidity Asset Purchase Agreement, dated as of May 3, 2001 (as amended, supplemented or otherwise modified and in effect from time to time, the "Liquidity Asset Purchase Agreement"), among you, the undersigned and certain other parties, an undivided interest (your "Percentage Interest") to the extent of ___% in and to the Loans more fully identified in Annex 1 hereto and owned by Three Pillars Funding Corporation pursuant to the Loan Agreement, dated as of May 3, 2001, among Oxford Receivables Company, Oxford Industries, Inc., as initial Servicer, Three Pillars Funding Corporation and the undersigned, as Administrator. Capitalized terms which are used but not defined herein have the meanings attributed to them in the Liquidity Asset Purchase Agreement.

We acknowledge receipt from you of the sum of $_________ in payment of the Liquidity Purchase Price for your Percentage Interest in the Loans.

Very truly yours,

SUNTRUST EQUITABLE SECURITIES

CORPORATION, as Administrator

By:

Name:

Title:

Annex 1 to Purchase Confirmation

List of Percentage Interests

Purchased in the Loans

Start of Current Fixed Period for Loans	Original Principal (and Interest) of Portion of Loans	Outstanding Principal (and Interest) of Portion of Purchased Interest as of Date of Purchase	Accrued Discount of Purchased Interest as of Date of Purchase	End of Current Fixed Period for Loans

1.
2.
3.
4.

SCHEDULE 12(b)

Notice Addresses

Company: AMACAR Group, L.L.C.

6525 Morrison Boulevard

Suite 318

Charlotte, North Carolina 28211

Attention: Susan Burdick-Brennan

Telephone: 704/365-0569

Facsimile: 704/365-1362

Administrator: SunTrust Equitable Securities Corporation

303 Peachtree Street, NE

24th Floor

MC 3950

Atlanta, Georgia 30308

Attention: Berkley Jolly

Telephone: 404/588-7607

Facsimile: 404/230-1344

Purchaser: SunTrust Bank

303 Peachtree Street, NE

3rd Floor

MC 1904

Atlanta, Georgia 30308

Attention: David Penter

Telephone: 404/588-8658

Facsimile: 404/575-2594